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                                   EXHIBIT 21

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT



                                                          State of
        Company                                         Incorporation
        -------------------------------------------------------------
        Oxford Health Plans, Inc.                          Delaware
          Oxford Health Plans (NY), Inc.                   New York
            Oxford Health Insurance, Inc.                  New York
          Oxford Health Plans (NJ), Inc.                  New Jersey
          Oxford Health Plans (CT), Inc.                  Connecticut